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                                                        EXHIBIT 23.1
                                                        (Form S-8)



                        Consent of KPMG Peat Marwick LLP


The Board of Directors and Shareholders
Sybron International Corporation:

We consent to incorporation by reference in this registration statement on Form S-8 of Sybron International Corporation of our reports dated November 7, 1997, relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, and the related schedule, which reports appear in the September 30, 1997 annual report on Form 10-K of Sybron International Corporation.

                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Milwaukee, Wisconsin
February 26, 1998